CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Financial Guaranty Insurance Company:

     We consent to the use of our report dated January 21, 2000 on the financial statements of Financial Guaranty Insurance Company as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 included in the Form 8-K of Superior Bank FSB (the "Registrant") which is incorporated herein by reference in the registration statement (No. 333-83597) and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant.


                                                      /s/ KPMG LLP


New York, New York
March 23, 2000